                          OFFER TO PURCHASE FOR CASH
                            ALL OUTSTANDING SHARES
                                      OF
      COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
    (INCLUDING, IN EACH CASE, THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                      OF

                                 CONRAIL INC.

                                      AT

                              $100 NET PER SHARE
                                      by

                      ATLANTIC ACQUISITION CORPORATION,
                         A WHOLLY OWNED SUBSIDIARY OF
                         NORFOLK SOUTHERN CORPORATION

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          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                               NEW YORK CITY TIME
         ON THURSDAY, NOVEMBER 21, 1996 UNLESS THE OFFER IS EXTENDED.
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                                                              October 24, 1996

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase, dated October 24, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by Atlantic Acquisition Corporation, a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Norfolk Southern Corporation, a Virginia corporation ("Parent"), to purchase all of the outstanding shares of (i) common stock, par value $1.00 per share (the "Common Shares"), and (ii) Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including, in each case, the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 19, 1989, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement") at a price of $100 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. All references herein to the Common Shares, ESOP Preferred Shares, or Shares shall, unless the context otherwise requires, include the associated Rights.

   Unless the Rights are redeemed prior to the Expiration Date (as defined in the Offer to Purchase), holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, shareholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and (i) Purchaser has waived that portion of the Rights Condition (as defined in the Offer to Purchase) requiring that a Distribution Date not have occurred and (ii) Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the




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Depositary with respect thereto. If the Distribution Date has occurred and
(i) Purchaser has waived that portion of the Rights Condition requiring that a Distribution Date not have occurred and (ii) Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a shareholder receiving Rights Certificates by use of the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering shareholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three business days after the date that Rights Certificates are distributed. Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

   If a shareholder desires to tender Shares and Rights pursuant to the Offer and such shareholder's Share Certificates (as defined in the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, if the Distribution Date has occurred and Purchaser waives that portion of the Rights Condition requiring that a Distribution Date not have occurred, because Rights Certificates have not yet been distributed) or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The tender price is $100 per Share, net to the seller in cash.

   2. The Offer, and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, November 21, 1996, unless the Offer is extended.

   3. The Offer is being made for all of the outstanding Shares.

   4. The Offer is conditioned upon, among other things, (1) the receipt by Purchaser, prior to the expiration of the Offer, of an informal written opinion in form and substance reasonably satisfactory to Purchaser from the staff of the Surface Transportation Board (the "STB"), without the imposition of any conditions unacceptable to Purchaser, that the use of a voting trust in connection with the Offer and the Proposed Merger (as defined in the Offer to Purchase) is consistent with the policies of the STB against unauthorized acquisitions of control of a regulated carrier, (2) the receipt by Purchaser, prior to the expiration of the Offer, of an informal statement from the Premerger Notification Office of the Federal Trade Commission that the transactions contemplated by the Offer and the Proposed Merger are not subject to, or are exempt from, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or, in the absence of the receipt of such informal statement, any applicable waiting period under the HSR Act having expired or been terminated prior to the expiration of the Offer, (3) Parent and Purchaser having obtained, prior to the expiration of the Offer, on terms reasonably acceptable to Parent, sufficient financing to enable consummation of the Offer and the Proposed Merger, (4) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Common Shares and ESOP Preferred Shares which together constitute at least a majority of the Shares outstanding on a fully diluted basis, (5) Purchaser being satisfied, in its sole discretion, that Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law has been complied with or is invalid or otherwise inapplicable to the Offer and the Proposed Merger, (6) the Rights having been redeemed by the Board of Directors of the Company or Purchaser being satisfied, in its sole discretion, that such Rights are invalid or otherwise inapplicable to the Offer and the Proposed Merger and (7) Purchaser being satisfied, in its sole discretion, that the previously announced Agreement and Plan of Merger between the Company and CSX Corporation has been terminated in accordance with its terms or otherwise.




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   5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.






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                    INSTRUCTIONS WITH RESPECT TO THE OFFER
         TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
             AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
                                      OF
                                 CONRAIL INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 24, 1996, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by Atlantic Acquisition Corporation, a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Norfolk Southern Corporation, a Virginia corporation ("Parent"), to purchase all outstanding shares of (i) common stock, par value $1.00 per share (the "Common Shares") and (ii) Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including, in each case, the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent. All references herein to the Common Shares, ESOP Preferred Shares or Shares shall include the associated Rights.

   This will instruct you to tender to Purchaser the number of Shares and Rights indicated below (or, if no number is indicated in either appropriate space below, all Shares and Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                         NUMBER OF SHARES AND RIGHTS
                               TO BE TENDERED:*


________________Shares and Rights

Account Number:

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Dated: _____________, 199_

                                                          SIGN HERE

                                               -------------------------------

                                               -------------------------------
                                                        Signature(s)


                                               -------------------------------

                                               -------------------------------
                                                Please Type or Print Name(s)


                                               -------------------------------

                                               -------------------------------
                                                     Please Type or Print
                                                      Address(es) Here


                                               -------------------------------
                                               Area Code and Telephone Number


                                               -------------------------------
                                                 Taxpayer Identification or
                                                  Social Security Number(s)
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   * Unless otherwise indicated, it will be assumed that all Shares and
Rights held by us for your account are to be tendered.